                                                                    EXHIBIT 10.6

                  EMPLOYMENT AND STOCK COMPENSATION AGREEMENT
                  -------------------------------------------


     This Employment and Stock Compensation Agreement (the "Agreement") is entered into this the 21st day of May, 1997, by and among Friede Goldman International Inc., a Delaware corporation (the "Company"), HAM Marine, Inc. a Mississippi corporation ("HAM Marine"), and John F. Alford, an adult resident citizen of Jackson, Hinds County, Mississippi ("Alford").

     WHEREAS, Alford has been employed by HAM Marine in various capacities since October, 1996; and

     WHEREAS, effective February 14, 1997, HAM Marine issued to Alford certain shares of its no par value common stock in consideration for past services and certain incentive stock options as encouragement for future services; and

     WHEREAS, the Company desires to employ Alford as the Company's Chief Financial Officer and Senior Vice President, and Alford desires to accept such employment; and

     WHEREAS, HAM Marine deems it to be in its best interest that Alford provide services to the Company.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and representations set forth herein, the Company, HAM Marine and Alford hereby agree as follows:

                             ARTICLE I - EMPLOYMENT
                             ----------------------

     1.1 Term of Employment. Alford's employment with the Company shall continue until terminated by the Company or voluntarily by Alford (the "Term"). Alford acknowledges that his employment with the Company is terminable at the will of the Company and that he has no rights of continued employment with the Company.

     1.2 Duties. Alford shall be employed full-time as Chief Financial Officer and Senior Vice President of the Company, reporting directly to the President of the Company. Alford hereby accepts such employment and undertakes to use his best efforts to discharge his duties and responsibilities. During the Term of this Agreement, Alford shall devote substantially his full time to the discharge of his duties and responsibilities under this Agreement, except for vacations in accordance with this Agreement and with the Company's vacation policy applicable to executive personnel.

     1.3 Compensation. During the Term, Alford shall be entitled to a salary of $100,000.00 per year payable in equal monthly installments of $8,333.33, as the same may be increased from time to time by the Board of Directors of the Company.

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

     1.4 Compensation-Stock. As of February 14, 1997, and as additional compensation, HAM Marine transferred to Alford, free and clear of liens and encumbrances, 5,000 shares of HAM Marine's 2,000,000 authorized shares of no par value voting common stock. Also effective February 14, 1997, HAM Marine granted Alford incentive stock options for an additional 5,000 shares of HAM Marine's no par value voting common stock at an option price of $18.33 per share which HAM Marine and Alford agree to be the current fair market value of HAM Marine's common stock on that date. The incentive stock options (i) shall become vested, with respect to the number of shares specified in the table below, at the dates indicated in such table in the event Alford remains employed by the Company through the date specified with respect to such shares and (ii) shall be exercisable, in whole or in part, with respect to the number of shares covered by vested options after the applicable vesting date therefor, by payment of the applicable exercise price specified in the table below:


                                              EXERCISE
                                               PRICE
  VESTING DATE           NUMBER OF SHARES    PER SHARE
  ------------           ----------------    ---------

 January 1, 1999               1,666          $18.33

 January 1, 2000               1,667          $18.33

 January 1, 2001               1,667          $18.33


                                       3
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  TOTAL                        5,000


All vested incentive stock options granted to Mr. Alford shall expire on December 31, 2006, unless sooner exercised by Mr. Alford. All unvested incentive stock options shall expire on the date of termination of Alford's employment with the Company. In the event that HAM Marine is merged or enters into a stock exchange agreement with the Company, such options shall be converted into the number of options of the Company, in the same ratio as the then outstanding shares of HAM Marine are converted into shares of the Company. The exercise price per share shall be adjusted accordingly.

     In the event that HAM Marine, or the Company (in the event of a merger or stock exchange between HAM Marine and the Company) sells all or a substantial portion of its operating assets, is merged with another entity or experiences a change of ownership of more than fifty percent (50%) of its equity ownership in any twelve (12) month period, then the incentive stock options granted to Alford shall become exercisable immediately prior to such sale, merger or change of ownership.

     1.5 No Guaranty of Employment. The representation of HAM Marine to Alford that HAM Marine will issue additional shares of

                                       4
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HAM Marine's common stock to Alford in the event of his continued employment with the Company is not to be construed as a guaranty by the Company or HAM Marine of the continued employment of Alford, nor is it to be construed that Alford has any rights in or to any unissued shares of HAM Marine's or the Company's common stock other than the shares specifically covered by this Agreement. Notwithstanding the foregoing sentence, upon the termination of Alford's employment, for any reason, by the Company or voluntarily by Alford, Alford shall have no rights in or to any shares of the common stock of HAM Marine or the Company, as the case may be, or options to purchase shares which options are not yet vested in Alford pursuant to Section 1.4 above.

     1.6 Expense Reimbursements. The Company shall reimburse Alford for business expenses reasonably incurred in connection with his employment in accordance with the Company's reimbursement practice for executive officers upon presentation of adequate documentation.


     1.7  Benefits.

          (a) Alford shall be entitled to paid vacation and sick leave as determined in accordance with the

               Company's vacation and sick leave policies applicable to executive personnel as in effect from time to time; provided, however, that Alford shall be entitled to at least two (2) weeks' paid vacation;

          (b) Alford shall be entitled to receive all employee benefits and to participate in any employee benefits plans or programs as are generally offered to or provided for executives of the Company from time to time, including, without limitation, participation in the Section 401(k) plan and the payment of full medical and dental insurance premiums for Alford.

     1.8 Working Facilities. The Company shall furnish Alford with such office, secretarial and technical facilities and assistance as are suitable for his position and adequate for the performance of his duties.

                       ARTICLE II - COVENANTS OF EMPLOYEE
                       ----------------------------------

     2.1 Confidentiality. Alford recognizes the interest of the Company and its subsidiaries and affiliates in maintaining the

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confidential nature of their proprietary and other business and commercial information. In consideration thereof, during Alford's employment with the Company and following termination thereof for any reason, Alford shall not (except as authorized in writing by the Board of Directors of the Company) publish, disclose or use for his own benefit or for the benefit of a business or entity other than the Company or otherwise, any secret, confidential, proprietary or other information not in the public domain which was acquired by Alford during his employment relating to the Company's or any of its subsidiaries or affiliates' businesses, operations, customers, suppliers, products, employees, financial affairs, trade or industrial practices, trade secrets, technology, know-how or intellectual property. All records, files, data, documents and the like, relating to suppliers, customers, costs, prices, systems, methods, personnel, technology and other materials relating to the Company or its subsidiaries or affiliates shall be and remain the sole property of the Company and such subsidiaries and affiliates.

                    ARTICLE III - RESTRICTIONS ON TRANSFER,
                    ----------------------------------------
                    S CORPORATION AND SECURITIES' PROVISIONS
                    ----------------------------------------

     3.1  Restrictions on Transfer of Stock.  Alford shall not:

          (a) sell, assign, transfer, convey, exchange or in any manner dispose of all or any portion of HAM Marine's or the Company's stock to be issued hereunder (the "Stock"), or any interest therein, (hereinafter referred to as a "Transfer") except upon compliance with the terms and provisions of this Section 3.1;

          (b) make a Transfer of the Stock unless, prior to the Transfer, the Stock is registered with the appropriate federal and state securities agencies or, alternatively, an opinion of legal counsel acceptable to the Corporation is provided to the Corporation as to the exempt nature of the transaction from registration requirements of federal and state securities laws;

          (c) make a Transfer of the Stock if such Transfer would cause the S Corporation status of the Corporation to terminate. Specifically, no Transfer may be made to any person who would cause the Corporation to have more than the maximum number of shareholders allowed under the Internal Revenue Code of 1986, as amended (the "Code"), as then in effect, or to any person or entity who would not be eligible to be a shareholder of an S Corporation under the provisions of the Code as in effect at the time of the purported Transfer; or

          (d) pledge, encumber, hypothecate or grant a security interest in the Stock without the prior written consent of the Corporation, which consent may be given or withheld in the sole discretion of the Corporation.


     3.2 Waiver of Termination of S Status. In the event that HAM Marine's or the Company's (as the case may be) status as an S corporation is terminated inadvertently, and HAM Marine or the Company wishes to obtain a ruling under
Section 1362(f) of the Code, Alford agrees to make any adjustments required by the Internal Revenue Service pursuant to Section 1362(f)(4) of the Code and approved by HAM Marine's or the Company's board of directors, as the case may be. Alford's obligation to make such adjustments shall continue after Alford has ceased to own stock in the Company and after this Agreement has terminated.

     3.3 Representations of Alford. Alford understands that the Stock has not been registered under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), nor under the Mississippi Securities Act, as amended, and the rules and regulations thereunder (the "State Law"), in reliance on certain exemptions from registration/ qualification provided under those laws. Accordingly, Alford understands that he will not be able to sell or transfer any of the Stock, or any interest therein, unless such sale or transfer is registered pursuant to applicable provisions of the Securities Act, the State Law and any other state securities laws having applicability thereto, respectively, or an exemption from such registration or qualification requirements is available. Alford hereby agrees not to sell or transfer the Stock unless either of the foregoing conditions shall have been satisfied.

     Alford hereby represents, warrants and covenants to and with the Company as follows:

          (a) The Stock is being acquired by Alford for his own account, for investment purposes only, without intention of distributing, selling or otherwise disposing of the Stock, or any interest therein, to any other person or entity.

          (b) By reason of his business experience, Alford has the capacity to protect his own financial interest in this transaction and the offer and sale of the securities has not been accomplished by publication of any advertisement.

          (c) Alford understands that HAM Marine is relying, to a material degree, on the representations, warranties, and covenants which pertain in this Agreement in issuing the Stock and hereby authorizes HAM Marine to act as it sees fit in full reliance on this understanding.

          (d) Alford has been intimately involved in the business of HAM Marine having been employed as its financial adviser and as a marketing representative. As a result, Alford is familiar with and aware of the past, present and potential prospects of HAM Marine. Alford agrees that (1) he has had the opportunity to ask questions of, and to receive answers from, representatives of HAM Marine relating to HAM Marine's past, current and present operations;
               (2) Alford is aware that HAM Marine's business is (i) highly competitive, and (ii) subject to a number of significant risks of which HAM Marine has little or no practical control; and (3) because of HAM Marine's financial condition and such risks and competitive factors, Alford may never recoup his investment in the Stock or otherwise liquidate the Stock, or any portion thereof even in the event of a personal emergency.

          (e) Alford has independently evaluated HAM Marine's business and the value of the Stock, and Alford hereby agrees that he has not relied upon any representations of HAM Marine, or that of any other shareholder, officer or director thereof, with regard to such value. Alford further acknowledges that, except as provided in Section 3.5, HAM Marine is under no obligation to register the sale, transfer or other distribution of the Stock, or any part of it, by him or on his behalf or to take any other action necessary in order to make compliance with exemption from such registration available.

     3.4 Endorsement on Stock Certificates. Upon execution of this Agreement, the certificates representing the Stock shall be surrendered to HAM Marine and endorsed as follows:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED WITHOUT REGISTRATION OR QUALIFICATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "33 ACT"), OR THE

          MISSISSIPPI SECURITIES ACT, AS AMENDED (THE "STATE ACT"), AND, THEREFORE, CONSTITUTE RESTRICTED SECURITIES, AND NO SALE, TRANSFER OR OTHER DISPOSITION OF SUCH SECURITIES, OR ANY INTEREST THEREIN, MAY BE MADE WITHOUT SUCH REGISTRATION OR QUALIFICATION UNDER THE 33 ACT AND STATE ACT, UNLESS AN EXEMPTION THEREFROM IS AVAILABLE.

          This certificate is transferrable only upon compliance with the provisions of that certain Employment and Stock Compensation Agreement dated May 21, 1997, by and between Friede Goldman International Inc., HAM Marine, Inc., and John F. Alford, a copy of which is on file in the office of the Secretary of the Corporation.

          After endorsement, the certificates shall be returned to Alford who shall be entitled to exercise all rights of ownership of the Stock, subject to the terms of this Agreement. All stock certificates hereafter issued to Alford shall bear the same endorsement.

     3.5 Piggyback Registration Rights. HAM Marine agrees that if HAM Marine shall, at any time, propose a public offering of shares of HAM Marine's stock, to be sold by HAM Marine for cash pursuant to a registration statement under the Securities Act of 1933, as amended, on Form S-1, S-2, or S-3, HAM Marine shall give written notice to Alford at least sixty (60) days prior to the date that such registration statement is filed with the

Securities and Exchange Commission. Upon the written request of Alford received by HAM Marine, no later than the twentieth (20th) business day after giving of such notice by HAM Marine, to register, on the same terms and conditions as the shares of HAM Marine's stock otherwise being sold pursuant to such registration, all or part of HAM Marine's stock held by such stockholder, HAM Marine shall use its best efforts to cause such stock (the "Registrable Shares") to be included in the securities to be covered by the registration statement proposed to be filed by HAM Marine. Notwithstanding the foregoing, HAM Marine shall not be obligated to include such Registrable Shares in such offering if HAM Marine is advised in writing by its managing underwriter or underwriters that such an offer would in its or their opinion be materially adversely affected by such inclusion; provided, however, that HAM Marine shall in any case be obligated to include such number or amount of Registrable Shares in such offering as such managing underwriter or underwriters shall determine would not adversely affect such offerings; and provided further, that such number of Registrable Shares shall not be reduced unless the shares to be included in such offering for the account of any other shareholder (not including HAM Marine) are also reduced on a pro rata basis. HAM Marine may at any time prior to the effectiveness of such registration statement, in its sole discretion and without the consent of any shareholder, abandon the offering to be made pursuant to such registration statement.

          If Alford participates in any such public offering, he shall pay (i) the underwriting discounts and selling commissions applicable to HAM Marine's stock sold by him in the offering and (ii) enter into such Agreements with HAM Marine and with the underwriters with respect to the procedures to be filed in connection with the registration and the offer and sale of securities, indemnification, providing for information and other similar matters as HAM Marine or any underwriter may reasonably request and which are comparable to similar Agreements, if any, with any other persons (not including HAM Marine) whose shares are included in the offering. Except as set forth in the first sentence of this paragraph, all registration and filing fees, Blue Sky expenses, printing expenses, legal and accounting fees, transfer taxes, transfer agent fees and other expenses relating to the registration or offering of HAM Marine's stock shall be paid by HAM Marine. The provisions of this Paragraph shall survive the termination of this Agreement.

     3.6 Specific Performance. The Stock cannot be readily purchased or sold in the open market, therefore, the parties will be irreparably damaged in the event that this Agreement is not specifically enforced. Should any dispute arise concerning the Transfer of the Stock, an injunction may be issued restraining any Transfer pending the determination of such controversy. In the event of a controversy concerning the right or obligation to Transfer or purchase any of the Stock, such right or obligation shall be enforceable in a court of equity by a decree of specific performance. Such remedy shall be cumulative and not exclusive and shall be in addition to any other remedy which a party may have.

                        ARTICLE IV - GENERAL PROVISIONS
                        -------------------------------

     4.1 Withholding of Taxes. The Company may withhold from any amounts payable under this Agreement, all federal, state, city or other taxes as shall be required pursuant to any law or government regulation or ruling. Notwithstanding the foregoing sentence, Alford shall bear the payment of all taxes associated with the issuance to him of the common stock of the Company as additional compensation.

     4.2 Notices. All notices or other documents required to be delivered under this Agreement shall be given in writing and shall be personally delivered, delivered by United States certified mail, return-receipt requested, or by facsimile to the parties at the addresses listed below. Such notices shall be effective as of the time of delivery if personally delivered, as of the date of receipt as referenced by the official receipt of the United States Postal Service if delivered by certified mail, or as of the date and time of receipt as reflected by facsimile acknowledgement. The addresses of the parties are as follows:

          IF TO THE COMPANY:
          -----------------

          Friede Goldman International Inc.
          525 East Capitol Street, Suite 402
          Jackson, Mississippi  39201

          Attention:  J. L. Holloway
          Telephone:  (601) 352-1107
          Facsimile:  (601) 352-0588

          IF TO HAM MARINE:
          ----------------

          HAM Marine, Inc.
          3500 Port Authority Road
          Post Office Box 43
          Pascagoula, Mississippi  39567

          Attention:  Ronald W. Schnoor

          Telephone:  (601) 769-0275
          Facsimile:  (601) 769-1826

          IF TO EMPLOYEE:
          --------------

          John F. Alford
          51 Northtowne Drive, Apartment 16A
          Jackson, Mississippi  39211
          Telephone:  (601) 899-8680

     Other addresses may be substituted for the foregoing addresses upon the giving of written notice to the other parties in accordance with the provisions of this Section.

     4.3 Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the state of Mississippi, without giving effect to the principles of conflict of laws of such State.

     4.4 Validity. If any provisions of this Agreement or the application of any provision hereof to any person or circumstance is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstances shall not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid and legal.

     4.5 Entire Agreement. This Agreement supersedes any other agreement, oral or written, between the parties with respect to the employment of Alford by the Company and the issuance of shares of stock by HAM Marine to Alford, and contains all of the agreements and understandings between the parties with respect to such employment and stock issuance. Any waiver or modification of any term of this Agreement shall be effective only if it is signed in writing by all parties.

     4.6 Captions. The captions in this Agreement are solely for convenience of reference and shall not be given any effect in the construction or interpretation of the Agreement.

     4.7 Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Alford, the Company and HAM Marine. No waiver by any party hereto at any time of any breach by any party hereto or compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time. No agreements or representations, oral or otherwise, expressed or implied, with respect to the subject matter hereof have been made by any party which are not set forth expressly in this Agreement.

     4.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date first set forth above.



                         FRIEDE GOLDMAN INTERNATIONAL INC.



                         By:___________________________________
                              J. L. Holloway, President


                         HAM MARINE, INC.



                         By:___________________________________
                              Ronald W. Schnoor, President



                         ______________________________________
                         John F. Alford

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